FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
July 24, 2019	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the second quarter of 2019 with diluted earnings per share available to common stockholders of $0.46 (as reported) and $0.51 (as adjusted); results reflect the continued progress in balance sheet transition and financial center consolidation strategies.
Key Performance Highlights for the Three Months ended June 30, 2019 vs. June 30, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2018	6/30/2019	Change % / bps	6/30/2018	6/30/2019	Change % / bps
Total revenue[2]	$284,084	$258,897	(8.9)%	$276,806	$263,259	(4.9)%
Net income available to common	112,245	94,473	(15.8)	112,868	105,124	(6.9)
Diluted EPS available to common	0.50	0.46	(8.0)	0.50	0.51	2.0
Net interest margin[3]	3.56%	3.53%	(3)	3.62%	3.58%	(4)
Return on average tangible common equity	18.68	15.13	(355)	18.79	16.83	(196)
Return on average tangible assets	1.54	1.36	(18)	1.55	1.51	(4)
Operating efficiency ratio[4]	44.0	49.0	500	38.3	40.9	260

▪	Net income available to common stockholders of $94.5 million (as reported) and $105.1 million (as adjusted).

▪	Total commercial loans of $17.6 billion at June 30, 2019; growth of 12.0% over June 30, 2018.

▪	Operating efficiency ratio of 49.0% (as reported) and 40.9% (as adjusted).

▪	Repurchased 4,502,053 common shares in the second quarter of 2019.

▪	Tangible book value per common share[1] of $12.40; growth of 13.6% over June 30, 2018.
Key Performance Highlights for the Three Months ended June 30, 2019 vs. March 31, 2019

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	3/31/2019	6/30/2019	Change % / bps	3/31/2019	6/30/2019	Change % / bps
Total revenue[2]	$255,103	$258,897	1.5%	$263,923	$263,259	(0.3)%
Net income available to common	99,448	94,473	(5.0)	105,902	105,124	(0.7)
Diluted EPS available to common	0.47	0.46	(2.1)	0.50	0.51	2.0
Net interest margin[3]	3.48%	3.53%	5	3.54%	3.58%	4
Return on average tangible common equity	16.00	15.13	(87)	17.04	16.83	(21)
Return on average tangible assets	1.39	1.36	(3)	1.48	1.51	3
Operating efficiency ratio[4]	45.1	49.0	390	40.5	40.9	40

▪	Growth in commercial loans of $495.8 million over linked quarter; 11.6% annualized growth rate.

▪	Total deposits were $20.9 billion with a cost of 0.91%. Municipal deposit balances decreased by $327.7 million due to seasonal outflows.

▪	Total cost of deposits increased by three basis points; total cost of funding liabilities decreased by one basis point.

▪	As adjusted net interest margin increased four basis points to 3.58%. Excluding accretion income on acquired loans, net interest margin for the three months ended June 30, 2019 was 3.22%.

▪
Recorded pre-tax charge of $14.4 million related to ongoing financial center consolidation strategy. Consolidated two financial centers in the second quarter of 2019. An additional 10 financial centers and three back-office locations anticipated to be consolidated in 2019.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.
4. Operating efficiency ratio is a non-GAAP measure. See page 21 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – July 24, 2019 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and six months ended June 30, 2019. Net income available to common stockholders for the quarter ended June 30, 2019 was $94.5 million, or $0.46 per diluted share, compared to net income available to common stockholders of $99.4 million, or $0.47 per diluted share, for the linked quarter ended March 31, 2019, and net income available to common stockholders of $112.2 million, or $0.50 per diluted share, for the three months ended June 30, 2018.

Net income available to common stockholders for the six months ended June 30, 2019 was $193.9 million, or $0.92 per diluted share, compared to net income available to common stockholders of $209.1 million, or $0.93 per diluted share, for the six months ended June 30, 2018.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We continued executing our strategy in the second quarter, focusing on growing our commercial businesses, transitioning our balance sheet and driving operational efficiency. In the second quarter of 2019, our adjusted net income available to common stockholders was $105.1 million and our adjusted diluted earnings per share available to common stockholders was $0.51. Our profitability metrics remained strong, including adjusted return on average tangible assets of 1.51% and adjusted return on average tangible common equity of 16.83%.

“Our commercial businesses have continued to demonstrate strong performance. We grew spot commercial loan balances by $888.3 million since December 31, 2018, which was offset by substantial run-off of residential mortgage loans of $297.6 million. At June 30, 2019, our loan portfolio consisted of 86.2% in total commercial loans, in-line with our longer-term target of commercial loans representing at least 85.0% of our total portfolio. We will remain disciplined on new loan originations and portfolio acquisitions, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns.

“Our average total deposit balances have increased by $380.2 million since the second quarter of 2018. Total deposits were $20.9 billion and the cost of total deposits was 0.91% in the second quarter of 2019. We have seen an improvement in market conditions and competitive dynamics in our deposit markets, demonstrated by the increase of three basis points in total cost of deposits relative to the linked quarter. This is substantially lower than the pace of quarterly deposit rate increases we have experienced since the completion of the Astoria Merger in Q4 2017.

“Although we experienced some pressure on earning asset and loan origination yields, our net interest margin excluding accretion income on acquired loans increased six basis points to 3.22% in the second quarter of 2019. We anticipate that our loan portfolio transition, lower FHLB costs and borrowing balances, and improving deposit market competitive dynamics will allow us to maintain and potentially increase our current level of tax equivalent net interest margin excluding accretion income on acquired loans in 2019.

“We continue to focus on controlling operating expenses and driving operational efficiency. During the second quarter of 2019, we consolidated two financial centers, bringing our total to nine financial centers consolidated year to date. We recorded a pre-tax charge of $14.4 million related to our ongoing financial center consolidation strategy and anticipate consolidating an additional 10 financial center locations and three back-office locations through the rest of the year. We anticipate our total financial centers will be below 85 in the next 12 to 18 months. In the second quarter of 2019, our annualized adjusted operating expenses were $432.2 million and our adjusted operating efficiency ratio was 40.9%.

“Our tangible common equity ratio was 8.94% and our estimated Tier 1 Leverage ratio was 9.57% at June 30, 2019. Our tangible book value per common share was $12.40, which represented an increase of 13.6% from a year ago. Our ample capital position and strong internal capital generation will support our growth strategy and allow us to return capital to stockholders. In the second quarter of 2019, we repurchased 4,502,053 common shares. There are 8,380,581 shares remaining for repurchase at June 30, 2019 under our current authorized repurchase program. We anticipate we will complete our program by the end of 2019.

“We have created a Company with significant operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.

“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on August 19, 2019 to holders of record as of August 5, 2019.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $94.5 million, or $0.46 per diluted share, for the second quarter of 2019, included the following items:

▪	a pre-tax loss of $528 thousand on the sale of available for sale securities;

▪	a pre-tax charge of $14.4 million related to the consolidation of financial centers and other back-office real estate locations; and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $200 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $105.1 million, or $0.51 per diluted share, for the three months ended June 30, 2019.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Interest and dividend income	$304,906	$309,400	$302,457	(0.8%)	(2.2)%
Interest expense	58,690	73,894	70,618	20.3	(4.4)
Net interest income	$246,216	$235,506	$231,839	(5.8)	(1.6)

Accretion income on acquired loans	$28,010	$25,580	$23,745	(15.2)%	(7.2)%
Yield on loans	5.01%	5.17%	5.20%	19	3
Tax equivalent yield on investment securities	2.88	2.99	2.92	4	(7)
Tax equivalent yield on interest earning assets	4.47	4.64	4.66	19	2
Cost of total deposits	0.55	0.88	0.91	36	3
Cost of interest bearing deposits	0.68	1.09	1.14	46	5
Cost of borrowings	2.23	2.53	2.54	31	1
Cost of interest bearing liabilities	1.06	1.39	1.38	32	(1)
Tax equivalent net interest margin[5]	3.62	3.54	3.58	(4)	4

Average commercial loans	$15,194,186	$16,237,855	$16,996,838	11.9%	4.7%
Average loans, including loans held for sale	20,339,964	20,412,274	19,912,839	(2.1)	(2.4)
Average investment securities	6,751,528	6,334,694	5,883,269	(12.9)	(7.1)
Average total interest earning assets	27,757,380	27,414,224	26,377,053	(5.0)	(3.8)
Average deposits and mortgage escrow	20,768,669	21,316,126	21,148,872	1.8	(0.8)
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Second quarter 2019 compared with second quarter 2018
Net interest income was $231.8 million for the quarter ended June 30, 2019, a decrease of $14.4 million compared to the second quarter of 2018. This was mainly due to a $1.4 billion decline in average earning assets and the increase in the cost of interest bearing liabilities. Other key components of the changes in net interest income and net interest margin for the second quarter 2019 compared to the second quarter 2018 were the following:

▪
The yield on loans was 5.20% compared to 5.01% for the three months ended June 30, 2018. The increase in yield on loans was mainly due an increase in the average balance of higher yielding commercial loans of $1.8 billion, and a decrease in the average balance of lower yielding residential mortgage loans of $2.2 billion. Accretion income on acquired loans was $23.7 million in the second quarter of 2019 compared to $28.0 million in the second quarter of 2018.

▪
The tax equivalent yield on investment securities was 2.92% compared to 2.88% for the three months ended June 30, 2018. Average investment securities were $5.9 billion, or 22.3%, of average total interest earning assets for the second quarter of 2019 compared to $6.8 billion, or 24.3%, of average total interest earning assets for the second quarter of 2018. The decline in the average balance of investment securities was mainly due to the sale of $738.8 million of lower yielding securities to fund the commercial loan portfolio acquired from Woodforest National Bank and as part of our balance sheet transition strategy.

▪	The tax equivalent yield on interest earning assets increased 19 basis points between the periods to 4.66%.

▪
The cost of total deposits was 91 basis points and the cost of borrowings was 2.54%, compared to 55 basis points and 2.23%, respectively, for the same period a year ago. The increase was mainly due to increases in market rates of interest.

▪
The total cost of interest bearing liabilities increased 32 basis points to 1.38% for the second quarter of 2019 compared to 1.06% for the second quarter of 2018, which was mainly due to the increase in market interest rates.

▪
Average interest bearing deposits increased by $122.9 million and average borrowings decreased $1.9 billion compared to the second quarter of 2018. The decline in average borrowings was mainly due to the residential mortgage loan and investment securities sales that were completed in the first quarter of 2019. Total interest expense increased by $11.9 million compared to the second quarter of 2018.

The tax equivalent net interest margin was 3.58% for the second quarter of 2019 compared to 3.62% for the second quarter of 2018. The decrease in tax equivalent net interest margin was mainly due to the increase in the cost of interest bearing liabilities and the decrease in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.22% for the second quarter of 2019 compared to 3.21% in the second quarter of 2018.
Second quarter 2019 compared with linked quarter ended March 31, 2019
Net interest income declined $3.7 million for the quarter ended June 30, 2019 compared to the linked quarter. The decrease in net interest income was mainly due to lower average balances of residential mortgage loans and investment securities due to the asset sales that were completed in the first quarter of 2019. In aggregate, the average balance of interest-earning assets declined $1.0 billion between the periods. In addition, accretion income on acquired loans also decreased between the two periods. Other key components of the changes in net interest income and net interest margin for the second quarter of 2019 compared to the linked quarter were the following:

▪
The yield on loans was 5.20% compared to 5.17% for the linked quarter. The increase in the yield on loans was mainly driven by the change in composition of our loan portfolio as the average balance of residential mortgage loans declined by $1.2 billion and the average balance of commercial loans increased by $759.0 million. The growth in commercial loans was due to organic growth generated by our commercial banking teams and loan portfolio acquisitions. Accretion income on acquired loans was $23.7 million, a decrease of $1.8 million relative to the linked quarter.

▪
The tax equivalent yield on investment securities was 2.92% compared to 2.99% for the linked quarter. The decrease in yield was mainly due to accelerated amortization of securities premiums related to repayments of mortgage-backed securities, which occurred as a result of the declining interest rate environment.

▪	The tax equivalent yield on interest earning assets was 4.66% compared to 4.64% in the linked quarter.

▪	The cost of total deposits increased three basis points to 91 basis points and the total cost of borrowings increased one basis point to 2.54%.

▪
Average interest bearing deposits decreased by $137.9 million and average borrowings decreased by $921.5 million relative to the linked quarter. Total interest expense decreased by $3.3 million from the linked quarter.

The tax equivalent net interest margin was 3.58% compared to 3.54% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.22% compared to 3.16% in the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Total non-interest income	$37,868	$19,597	$27,058	(28.5)%	38.1%
Net (loss) on sale of securities	(425)	(13,184)	(528)	24.2	(96.0)
Net gain on sale of residential mortgage loans	—	8,313	—	NM	NM
Net gain on sale of fixed assets	11,797	—	—	NM	NM
Adjusted non-interest income	$26,496	$24,468	$27,586	4.1	12.7
Second quarter 2019 compared with second quarter 2018
Excluding net (loss) on sale of securities and net gain on sale of fixed assets, adjusted non-interest income increased $1.1 million in the second quarter of 2019 to $27.6 million, compared to $26.5 million in the same quarter last year. The change was mainly due to higher loan commissions and fees generated by our commercial banking teams and higher accounts receivable management / factoring commissions and other related fees.
In the second quarter of 2019, we realized a loss of $528 thousand on the sale of available for sale securities compared to $425 thousand in the year earlier period.
In the second quarter of 2018, we sold the Lake Success facility and realized a pre tax gain of $11.8 million.
Second quarter 2019 compared with linked quarter ended March 31, 2019
Excluding net (loss) on sale of securities and net gain on sale of residential mortgage loans, adjusted non-interest income increased approximately $3.1 million from $24.5 million in the linked quarter to $27.6 million in the second quarter of 2019. The increase was mainly due to higher deposit fees and service charges, higher accounts receivable management / factoring commissions and other related fees and higher loan commissions and fees.
In the first quarter of 2019, we sold $738.8 million of available for sale securities and realized a loss on sale of $13.2 million. The securities were sold as we execute our strategy of repositioning our balance sheet and interest earning assets to a more optimal mix.
In the first quarter of 2019, we sold $1.3 billion of residential mortgage loans and realized a gain of $8.3 million.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Compensation and benefits	$56,159	$55,990	$54,473	(3.0)%	(2.7)%
Stock-based compensation plans	3,336	5,123	4,605	38.0	(10.1)
Occupancy and office operations	17,939	16,535	16,106	(10.2)	(2.6)
Information technology	9,997	8,675	9,047	(9.5)	4.3
Amortization of intangible assets	5,865	4,826	4,785	(18.4)	(0.8)
FDIC insurance and regulatory assessments	5,495	3,338	2,994	(45.5)	(10.3)
Other real estate owned (“OREO”), net	(226)	217	458	(302.7)	111.1
Impairment related to financial centers and real estate consolidation strategy	—	—	14,398	NM	NM
Charge for asset write-downs, systems integration, retention and severance	13,132	3,344	—	NM	NM
Other expenses	13,231	16,944	20,074	51.7	18.5
Total non-interest expense	$124,928	$114,992	$126,940	1.6	10.4
Full time equivalent employees (“FTEs”) at period end	2,037	1,855	1,820	(10.7)	(1.9)
Financial centers at period end	121	99	97	(19.8)	(2.0)
Operating efficiency ratio, as reported	44.0%	45.1%	49.0%	(500)	(390)
Operating efficiency ratio, as adjusted	38.3	40.5	40.9	(260)	(40)
Second quarter 2019 compared with second quarter 2018
Total non-interest expense increased $2.0 million relative to the second quarter of 2018. Key components of the change in non-interest expense between the periods were the following:

▪
Compensation and benefits decreased $1.7 million, mainly due to the decline in total FTEs between the periods. Total FTEs declined to 1,820 from 2,037, which was mainly due to the completion of the integration and ongoing financial center consolidation strategy following the merger with Astoria Financial Corporation (“Astoria”) (the “Astoria Merger”). This was partially offset by the hiring of commercial bankers, business development officers, risk management personnel and personnel retained in connection with the Advantage Funding and Woodforest commercial finance acquisitions.

▪
Occupancy and office operations expense decreased $1.8 million mainly due to the consolidation of financial centers and other locations acquired in the Astoria Merger. We consolidated 24 financial centers and two back office locations over the past twelve months. We anticipate consolidating 10 additional financial centers and three back office locations over the balance of 2019 and are targeting a total financial center count of below 85 financial centers over the next 12 to 18 months.

▪	Information technology expense decreased $1.0 million, mainly due to the completion of the conversion of Astoria’s legacy deposit systems in the third quarter of 2018.

▪
FDIC insurance and regulatory assessments decreased $2.5 million to $3.0 million in the second quarter of 2019, compared to $5.5 million in the second quarter of 2018. This was mainly due to a decrease in FDIC deposit insurance expense.

▪
OREO expense, net, increased $684 thousand to $458 thousand, compared to income of $226 thousand for the second quarter of 2018. In the second quarter of 2019, OREO expense, net, included gain on sale of $285 thousand, which was offset by $409 thousand of write-downs and $368 thousand of operating costs.

▪
In connection with our financial center and back-office consolidation strategy, we recorded an impairment charge of $14.4 million related to the write-off of leasehold improvements, land and buildings, and the early termination of several leases.

▪
Other expenses increased $6.8 million to $20.1 million, which was mainly due to a legal settlement charge of $1.1 million related to a troubled loan relationship that was acquired in a prior merger, and an increase in operational losses, which were $1.9 million and mainly related to check fraud and ATM losses. Other items that resulted in the increase in other expenses were a $1.5 million increase in consulting expense related to various back-office automation projects and an increase of $323 thousand in defined benefit pension plan expense.

Second quarter 2019 compared with linked quarter ended March 31, 2019
Total non-interest expense increased $11.9 million to $126.9 million in the second quarter of 2019. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits decreased $1.5 million to $54.5 million in the second quarter of 2019. The decrease was mainly due to lower payroll taxes and benefits expense. Total FTEs declined to 1,820 at June 30, 2019 from 1,855 at March 31, 2019.

▪	Stock-based compensation plans decreased $518 thousand to $4.6 million in the second quarter of 2019. The decrease was mainly due to the vesting of performance-based awards granted in February 2016.

▪	FDIC insurance and regulatory assessments decreased $344 thousand mainly due to lower FDIC insurance premiums.

▪
Charge for asset write-downs, systems integration, retention and severance was incurred in the amount of $3.3 million in the linked quarter ended March 31, 2019 in connection with the commercial loan portfolio and origination platform acquisition from Woodforest National Bank.

▪	Other expenses increased $3.1 million, which was mainly due to the legal settlement and operating losses discussed above.
Taxes
We recorded income tax expense equal to 19.9% of pre-tax income for the three months ended June 30, 2019, which resulted in an estimated effective tax rate of 21.0% for the six months ended June 30, 2019. For the three months ended March 31, 2019 and June 30, 2018, we recorded income at an estimated effective income tax rate of 22.0% and 21.8%, respectively.

Our effective tax rate for the full year 2019 is currently estimated at 21.0%. This is the effective tax rate used for purposes of calculating adjusted earnings per share available to common stockholders for the three months and six months ended June 30, 2019.

Key Balance Sheet Highlights as of June 30, 2019

($ in thousands)	As of			Change % / bps
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Total assets	$31,463,077	$29,956,607	$30,237,545	(3.9)%	0.9%
Total portfolio loans, gross	20,674,493	19,908,473	20,370,306	(1.5)	2.3
Commercial & industrial (“C&I”) loans	6,288,683	7,265,187	7,514,834	19.5	3.4
Commercial real estate loans (including multi-family)	9,160,760	9,516,013	9,714,037	6.0	2.1
Acquisition, development and construction loans	236,915	290,875	338,973	43.1	16.5
Total commercial loans	15,686,358	17,072,075	17,567,844	12.0	2.9
Residential mortgage loans	4,652,501	2,549,284	2,535,667	(45.5)	(0.5)
Bank owned life insurance	657,637	657,504	598,880	(8.9)	(8.9)
Total deposits	20,965,889	21,225,639	20,948,464	(0.1)	(1.3)
Core deposits[6]	19,870,947	20,160,733	19,893,875	0.1	(1.3)
Municipal deposits (included in core deposits)	1,652,733	2,027,563	1,699,824	2.8	(16.2)
Investment securities	6,789,246	5,915,050	5,858,865	(13.7)	(0.9)
Total borrowings	5,537,537	3,633,480	4,133,986	(25.3)	13.8
Loans to deposits	98.6%	93.8%	97.2%	(140)	340
Core deposits to total deposits	94.8	95.0	95.0	20	—
Investment securities to total assets	21.6	19.7	19.4	(220)	(30)
6 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposits accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.
Highlights in balance sheet items as of June 30, 2019 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 36.9%, commercial real estate loans (which include multi-family loans) represented 47.7%, consumer and residential mortgage loans combined represented 13.7%; and acquisition, development and construction loans represented 1.7% of total portfolio loans, respectively. At June 30, 2018, C&I loans represented 30.4%; commercial real estate loans (which include multi-family loans) represented 44.3%; consumer and residential mortgage loans combined represented 24.1%; and acquisition, development and construction loans represented 1.2% of total portfolio loans, respectively. We are making significant progress towards our goal of a loan mix comprised of 45% for each of C&I and commercial real estate loans and 10% other loans.

▪
ADC loans increased $48.1 million over the linked quarter and $102.1 million since June 30, 2018. The increase was mainly related to construction loans associated with our low income housing tax credits.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $495.8 million over the linked quarter and $1.9 billion since June 30, 2018.

▪
Residential mortgage loans held in our loan portfolio were $2.5 billion at June 30, 2019, a decline of $13.6 million from the linked quarter and a decline of $2.1 billion from a year ago. In the second quarter of 2019, we transferred residential mortgage loans with a balance of $128.1 million held for sale to portfolio loans. The carrying value of the loans approximated the fair value. We sold $1.3 billion of residential mortgage loans held for sale in the first quarter of 2019 and sold $94.6 million of residential mortgage loans held for sale in the second quarter of 2019.

▪
The balance of bank owned life insurance decreased by $58.6 million relative to the prior quarter and was $598.9 million at June 30, 2019. The decrease is related to the restructuring of the legacy Astoria bank owned life insurance program, which is expected to be completed in the third quarter of 2019.

▪	Total deposits at June 30, 2019 decreased $277.2 million compared to March 31, 2019, and total deposits decreased $17.4 million compared to June 30, 2018.

▪	Core deposits at June 30, 2019 were $19.9 billion and decreased $266.9 million compared to March 31, 2019, and increased $22.9 million over June 30, 2018.

▪
Municipal deposits at June 30, 2019 were $1.7 billion, and decreased $327.7 million relative to March 31, 2019. This decline was due to seasonal outflows. The balance at June 30, 2019 increased $47.1 million compared to a year ago.

▪
Investment securities decreased by $930.4 million from June 30, 2018, and represented 19.4% of total assets at June 30, 2019. In connection with the adoption of a new accounting standard, effective January 1, 2019, we transferred held-to-maturity securities with a fair value of $708.6 million to available for sale. We sold securities with a book value of $751.9 million to fund the commercial loan portfolio acquired from Woodforest National Bank, and to reduce lower yielding securities as a percentage of total assets.

▪	Total borrowings at June 30, 2019 were $4.1 billion, and increased $500.5 million relative to March 31, 2019, to fund loan growth.
Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Provision for loan losses	$13,000	$10,200	$11,500	(11.5)%	12.7%
Net charge-offs	9,066	6,917	5,796	(36.1)	(16.2)
Allowance for loan losses	86,026	98,960	104,664	21.7	5.8
Non-performing loans	190,975	170,415	192,647	0.9	13.0
Loans 30 to 89 days past due	73,441	64,260	76,365	4.0	18.8
Annualized net charge-offs to average loans	0.18%	0.14%	0.12%	(6)	(2)
Special mention loans	119,718	128,054	118,940	(0.6)	(7.1)
Substandard loans	251,840	288,694	311,418	23.7	7.9
Allowance for loan losses to total loans	0.42	0.50	0.51	9	1
Allowance for loan losses to non-performing loans	45.0	58.1	54.3	930	(380)
Provision for loan losses was $11.5 million for the quarter ended June 30, 2019 and was $5.7 million in excess of net charge-offs of $5.8 million. Allowance coverage ratios were 0.51% of total loans and 54.3% of non-performing loans at June 30, 2019. Strong organic commercial loan growth increased the total allowance for loan losses requirement. Note that due to our various acquisitions and mergers, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date.
Non-performing loans increased by $22.2 million to $192.6 million at June 30, 2019 compared to the linked quarter, and net charge-offs declined to 12 basis points of total loans on an annualized basis. Loans 30 to 89 days past due increased $12.1 million from the linked quarter.
Special mention loans decreased $9.1 million and substandard loans increased $22.7 million in the second quarter of 2019 compared to the linked quarter. The increase in substandard loans was due to deterioration in two asset-based lending relationships and one commercial real estate relationship. In addition to the two relationships that moved to substandard from special mention, there was a $14.8 million asset-based lending loan that was designated substandard at June 30, 2019.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	6/30/2018	3/31/2019	6/30/2019	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,352,735	$4,419,223	$4,459,158	2.4%	0.9%
Preferred stock	138,828	138,218	138,011	(0.6)	(0.1)
Goodwill and other intangible assets	1,754,418	1,782,533	1,777,748	1.3	(0.3)
Tangible common stockholders’ equity	$2,459,489	$2,498,472	$2,543,399	3.4	1.8
Common shares outstanding	225,470,254	209,560,824	205,187,243	(9.0)	(2.1)
Book value per common share	$18.69	$20.43	$21.06	12.7	3.1
Tangible book value per common share [7]	10.91	11.92	12.40	13.6	4.0
Tangible common equity to tangible assets [7]	8.28%	8.87%	8.94%	66	7
Estimated Tier 1 leverage ratio - Company	9.32	9.21	9.57	25	36
Estimated Tier 1 leverage ratio - Bank	9.84	9.58	9.98	14	40
[7]See a reconciliation of non-GAAP financial measures beginning on page 18.

Total stockholders’ equity increased $39.9 million to $4.5 billion as of June 30, 2019 compared to March 31, 2019 and increased $106.4 million compared to June 30, 2018. For the second quarter of 2019, net income available to common stockholders of $94.5 million and an increase in the fair value of our available for sale investment securities of $47.0 million was offset by common dividends of $14.6 million, preferred dividends of $2.2 million and common stock repurchases of $92.9 million.

Total goodwill and other intangible assets were $1.8 billion at June 30, 2019, a decrease of $4.8 million compared to March 31, 2019, which was due to amortization.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 6.2 million shares and were 206.9 million shares and 207.4 million shares, respectively. Total common shares outstanding at June 30, 2019 were approximately 205.2 million. In the second quarter of 2019, we repurchased 4,502,053 shares of common stock at a weighted average price of $20.64 per share, for total consideration of $92.9 million. Under our Board of Directors approved repurchase program we have 8,380,581 shares remaining for repurchase at June 30, 2019, and we anticipate completing the repurchase program in the second half of 2019.

Tangible book value per common share was $12.40 at June 30, 2019, which represented an increase of 13.6% over a year ago and an increase of 4.0% over March 31, 2019.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, July 25, 2019 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (888) 394-8218, Conference ID #7082382. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2019. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	6/30/2018	12/31/2018	6/30/2019
Assets:
Cash and cash equivalents	$445,189	$438,110	$343,368
Investment securities	6,789,246	6,667,180	5,858,865
Loans held for sale	30,626	1,565,979	27,221
Portfolio loans:
Commercial and industrial (“C&I”)	6,288,683	6,533,386	7,514,834
Commercial real estate (including multi-family)	9,160,760	9,406,541	9,714,037
Acquisition, development and construction	236,915	267,754	338,973
Residential mortgage	4,652,501	2,705,226	2,535,667
Consumer	335,634	305,623	266,795
Total portfolio loans, gross	20,674,493	19,218,530	20,370,306
Allowance for loan losses	(86,026)	(95,677)	(104,664)
Total portfolio loans, net	20,588,467	19,122,853	20,265,642
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	380,404	369,690	320,560
Accrued interest receivable	103,095	107,111	106,317
Premises and equipment, net	290,762	264,194	250,155
Goodwill	1,613,144	1,613,033	1,657,814
Other intangibles	141,274	129,545	119,934
Bank owned life insurance	657,637	653,995	598,880
Other real estate owned	20,264	19,377	13,628
Other assets	402,969	432,240	675,161
Total assets	$31,463,077	$31,383,307	$30,237,545
Liabilities:
Deposits	$20,965,889	$21,214,148	$20,948,464
FHLB borrowings	5,067,492	4,838,772	3,766,224
Other borrowings	19,114	21,338	20,901
Senior notes	278,103	181,130	173,800
Subordinated notes	172,828	172,943	173,061
Mortgage escrow funds	130,629	72,891	73,176
Other liabilities	476,287	453,232	622,761
Total liabilities	27,110,342	26,954,454	25,778,387
Stockholders’ equity:
Preferred stock	138,828	138,423	138,011
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,769,505	3,776,461	3,757,126
Treasury stock	(51,269)	(213,935)	(447,748)
Retained earnings	592,953	791,550	969,124
Accumulated other comprehensive (loss) income	(99,581)	(65,945)	40,346
Total stockholders’ equity	4,352,735	4,428,853	4,459,158
Total liabilities and stockholders’ equity	$31,463,077	$31,383,307	$30,237,545

Shares of common stock outstanding at period end	225,470,254	216,227,852	205,187,243
Book value per common share	$18.69	$19.84	$21.06
Tangible book value per common share[1]	10.91	11.78	12.40
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Six Months Ended
	6/30/2018	3/31/2019	6/30/2019	6/30/2018	6/30/2019
Interest and dividend income:
Loans and loan fees	$254,253	$260,295	$258,283	$488,868	$518,578
Securities taxable	29,031	27,847	24,632	56,092	52,479
Securities non-taxable	15,403	14,857	14,423	30,715	29,280
Other earning assets	6,219	6,401	5,119	10,576	11,520
Total interest and dividend income	304,906	309,400	302,457	586,251	611,857
Interest expense:
Deposits	28,464	45,995	48,129	52,671	94,124
Borrowings	30,226	27,899	22,489	52,996	50,388
Total interest expense	58,690	73,894	70,618	105,667	144,512
Net interest income	246,216	235,506	231,839	480,584	467,345
Provision for loan losses	13,000	10,200	11,500	26,000	21,700
Net interest income after provision for loan losses	233,216	225,306	220,339	454,584	445,645
Non-interest income:
Deposit fees and service charges	6,985	6,212	7,098	13,988	13,310
Accounts receivable management / factoring commissions and other related fees	5,337	5,423	5,794	10,696	11,217
Bank owned life insurance	4,243	3,641	4,192	7,857	7,833
Loan commissions and fees	4,566	3,838	5,308	7,973	9,146
Investment management fees	2,121	1,900	2,050	3,946	3,950
Net (loss) on sale of securities	(425)	(13,184)	(528)	(5,846)	(13,712)
Gain on sale of residential mortgage loans	—	8,313	—	—	8,313
Gain on sale of fixed assets	11,797	—	—	11,800	—
Other	3,244	3,454	3,144	6,161	6,598
Total non-interest income	37,868	19,597	27,058	56,575	46,655
Non-interest expense:
Compensation and benefits	56,159	55,990	54,473	110,840	110,463
Stock-based compensation plans	3,336	5,123	4,605	6,190	9,728
Occupancy and office operations	17,939	16,535	16,106	35,399	32,641
Information technology	9,997	8,675	9,047	21,713	17,722
Amortization of intangible assets	5,865	4,826	4,785	11,917	9,611
FDIC insurance and regulatory assessments	5,495	3,338	2,994	10,841	6,332
Other real estate owned, net	(226)	217	458	138	675
Impairment related to financial centers and real estate consolidation strategy	—	—	14,398	—	14,398
Charge for asset write-downs, systems integration, retention and severance	13,132	3,344	—	13,132	3,344
Other	13,231	16,944	20,074	26,505	37,018
Total non-interest expense	124,928	114,992	126,940	236,675	241,932
Income before income tax expense	146,156	129,911	120,457	274,484	250,368
Income tax expense	31,915	28,474	23,997	61,371	52,471
Net income	114,241	101,437	96,460	213,113	197,897
Preferred stock dividend	1,996	1,989	1,987	3,995	3,976
Net income available to common stockholders	$112,245	$99,448	$94,473	$209,118	$193,921
Weighted average common shares:
Basic	225,084,232	213,157,090	206,932,114	224,908,436	210,022,967
Diluted	225,621,856	213,505,842	207,376,239	225,444,579	210,419,425
Earnings per common share:
Basic earnings per share	$0.50	$0.47	$0.46	$0.93	$0.92
Diluted earnings per share	0.50	0.47	0.46	0.93	0.92
Dividends declared per share	0.07	0.07	0.07	0.14	0.14

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019
Total assets	$31,463,077	$31,261,265	$31,383,307	$29,956,607	$30,237,545
Tangible assets [1]	29,708,659	29,516,084	29,640,729	28,174,074	28,459,797
Securities available for sale	3,929,386	3,843,244	3,870,563	3,847,799	3,843,112
Securities held to maturity	2,859,860	2,842,728	2,796,617	2,067,251	2,015,753
Loans held for sale[2]	30,626	31,042	1,565,979	248,972	27,221
Portfolio loans	20,674,493	20,533,214	19,218,530	19,908,473	20,370,306
Goodwill	1,613,144	1,609,772	1,613,033	1,657,814	1,657,814
Other intangibles	141,274	135,409	129,545	124,719	119,934
Deposits	20,965,889	21,456,057	21,214,148	21,225,639	20,948,464
Municipal deposits (included above)	1,652,733	2,019,893	1,751,670	2,027,563	1,699,824
Borrowings	5,537,537	4,825,855	5,214,183	3,633,480	4,133,986
Stockholders’ equity	4,352,735	4,438,303	4,428,853	4,419,223	4,459,158
Tangible common equity [1]	2,459,489	2,554,495	2,547,852	2,498,472	2,543,399
Quarterly Average Balances
Total assets	30,994,904	31,036,026	30,925,281	30,742,943	29,666,951
Tangible assets [1]	29,237,608	29,283,093	29,179,942	28,986,437	27,886,066
Loans, gross:
Commercial real estate (includes multi-family)	9,100,098	9,170,117	9,341,579	9,385,420	9,486,333
Acquisition, development and construction	247,500	252,710	279,793	284,299	307,290
Commercial and industrial:
Traditional commercial and industrial	2,026,313	2,037,195	2,150,644	2,418,027	2,446,676
Asset-based lending[3]	778,708	820,060	812,903	876,218	1,070,841
Payroll finance[3]	219,545	223,636	223,061	197,809	196,160
Warehouse lending[3]	731,385	857,280	690,277	710,776	990,843
Factored receivables[3]	224,159	220,808	267,986	250,426	246,382
Equipment financing[3]	1,140,803	1,158,945	1,147,269	1,245,051	1,285,095
Public sector finance[3]	725,675	784,260	828,153	869,829	967,218
Total commercial and industrial	5,846,588	6,102,184	6,120,293	6,568,136	7,203,215
Residential mortgage	4,801,595	4,531,922	4,336,083	3,878,991	2,635,903
Consumer	344,183	330,061	311,475	295,428	280,098
Loans, total[4]	20,339,964	20,386,994	20,389,223	20,412,274	19,912,839
Securities (taxable)	4,130,949	4,193,910	4,133,456	3,833,690	3,453,858
Securities (non-taxable)	2,620,579	2,580,802	2,552,533	2,501,004	2,429,411
Other interest earning assets	665,888	638,227	635,443	667,256	580,945
Total earning assets	27,757,380	27,799,933	27,710,655	27,414,224	26,377,053
Deposits:
Non-interest bearing demand	3,960,683	4,174,908	4,324,247	4,247,389	4,218,000
Interest bearing demand	4,024,972	4,286,278	4,082,526	4,334,266	4,399,296
Savings (including mortgage escrow funds)	2,916,755	2,678,662	2,535,098	2,460,247	2,448,132
Money market	7,337,904	7,404,208	7,880,331	7,776,501	7,538,890
Certificates of deposit	2,528,355	2,571,298	2,530,226	2,497,723	2,544,554
Total deposits and mortgage escrow	20,768,669	21,115,354	21,352,428	21,316,126	21,148,872
Borrowings	5,432,582	5,052,752	4,716,522	4,466,172	3,544,661
Stockholders’ equity	4,305,928	4,397,823	4,426,118	4,415,449	4,423,910
Tangible common equity [1]	2,409,674	2,506,198	2,542,256	2,520,595	2,504,883

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
2At December 31, 2018 and March 31, 2019, loans held for sale included $1.54 billion and $222 million of residential mortgage loans, respectively, the other balances of loans held for sale are commercial syndication loans.

[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019
Basic earnings per share	$0.50	$0.52	$0.51	$0.47	$0.46
Diluted earnings per share	0.50	0.52	0.51	0.47	0.46
Adjusted diluted earnings per share, non-GAAP [1]	0.50	0.51	0.52	0.50	0.51
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	18.69	19.07	19.84	20.43	21.06
Tangible book value per common share[1]	10.91	11.33	11.78	11.92	12.40
Shares of common stock o/s	225,470,254	225,446,089	216,227,852	209,560,824	205,187,243
Basic weighted average common shares o/s	225,084,232	225,088,511	222,319,682	213,157,090	206,932,114
Diluted weighted average common shares o/s	225,621,856	225,622,895	222,769,369	213,505,842	207,376,239
Performance Ratios (annualized)
Return on average assets	1.45%	1.50%	1.44%	1.31%	1.28%
Return on average equity	10.46	10.61	10.08	9.13	8.57
Return on average tangible assets	1.54	1.59	1.53	1.39	1.36
Return on average tangible common equity	18.68	18.63	17.56	16.00	15.13
Return on average tangible assets, adjusted [1]	1.55	1.55	1.58	1.48	1.51
Return on avg. tangible common equity, adjusted [1]	18.79	18.09	18.17	17.04	16.83
Operating efficiency ratio, as adjusted [1]	38.3	38.9	38.0	40.5	40.9
Analysis of Net Interest Income
Accretion income on acquired loans	$28,010	$26,574	$27,016	$25,580	$23,745
Yield on loans	5.01%	5.01%	5.07%	5.17%	5.20%
Yield on investment securities - tax equivalent [2]	2.88	2.87	2.92	2.99	2.92
Yield on interest earning assets - tax equivalent [2]	4.47	4.47	4.54	4.64	4.66
Cost of interest bearing deposits	0.68	0.84	0.97	1.09	1.14
Cost of total deposits	0.55	0.68	0.77	0.88	0.91
Cost of borrowings	2.23	2.29	2.43	2.53	2.54
Cost of interest bearing liabilities	1.06	1.17	1.28	1.39	1.38
Net interest rate spread - tax equivalent basis [2]	3.41	3.30	3.26	3.25	3.28
Net interest margin - GAAP basis	3.56	3.48	3.48	3.48	3.53
Net interest margin - tax equivalent basis [2]	3.62	3.54	3.53	3.54	3.58
Capital
Tier 1 leverage ratio - Company [3]	9.32%	9.68%	9.50%	9.21%	9.57%
Tier 1 leverage ratio - Bank only [3]	9.84	10.10	9.94	9.58	9.98
Tier 1 risk-based capital ratio - Bank only [3]	13.71	14.23	13.55	13.13	12.68
Total risk-based capital ratio - Bank only [3]	14.94	15.50	14.06	14.41	13.95
Tangible common equity - Company [1]	8.28	8.65	8.60	8.87	8.94
Condensed Five Quarter Income Statement
Interest and dividend income	$304,906	$309,025	$313,197	$309,400	$302,457
Interest expense	58,690	65,076	70,326	73,894	70,618
Net interest income	246,216	243,949	242,871	235,506	231,839
Provision for loan losses	13,000	9,500	10,500	10,200	11,500
Net interest income after provision for loan losses	233,216	234,449	232,371	225,306	220,339
Non-interest income	37,868	24,145	22,475	19,597	27,058
Non-interest expense	124,928	111,773	109,921	114,992	126,940
Income before income tax expense	146,156	146,821	144,925	129,911	120,457
Income tax expense	31,915	27,171	30,434	28,474	23,997
Net income	$114,241	$119,650	$114,491	$101,437	$96,460

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019
Balance, beginning of period	$82,092	$86,026	$91,365	$95,677	$98,960
Provision for loan losses	13,000	9,500	10,500	10,200	11,500
Loan charge-offs[1]:
Traditional commercial & industrial	(1,831)	(3,415)	(452)	(4,839)	(754)
Asset-based lending	—	—	(4,936)	—	(3,551)
Payroll finance	(314)	(2)	(21)	—	(84)
Factored receivables	(160)	(18)	(23)	(32)	(27)
Equipment financing	(2,477)	(829)	(1,060)	(1,249)	(1,335)
Commercial real estate	(3,166)	(359)	(56)	(17)	(238)
Multi-family	—	(168)	(140)	—	—
Acquisition development & construction	(721)	—	—	—	—
Residential mortgage	(544)	(114)	(694)	(1,085)	(689)
Consumer	(491)	(458)	(335)	(443)	(467)
Total charge offs	(9,704)	(5,363)	(7,717)	(7,665)	(7,145)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	225	235	404	139	445
Asset-based lending	9	—	—	—	—
Payroll finance	7	5	10	1	3
Factored receivables	2	2	7	121	4
Equipment financing	190	85	604	131	79
Commercial real estate	74	612	185	9	649
Multi-family	—	4	276	103	6
Residential mortgage	34	5	11	1	1
Consumer	97	254	32	243	162
Total recoveries	638	1,202	1,529	748	1,349
Net loan charge-offs	(9,066)	(4,161)	(6,188)	(6,917)	(5,796)
Balance, end of period	$86,026	$91,365	$95,677	$98,960	$104,664
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$178,626	$177,876	$166,400	$166,746	$192,109
NPLs still accruing	12,349	7,346	2,422	3,669	538
Total NPLs	190,975	185,222	168,822	170,415	192,647
Other real estate owned	20,264	22,735	19,377	16,502	13,628
Non-performing assets (“NPAs”)	$211,239	$207,957	$188,199	$186,917	$206,275
Loans 30 to 89 days past due	$73,441	$50,084	$97,201	$64,260	$76,365
Net charge-offs as a % of average loans (annualized)	0.18%	0.08%	0.12%	0.14%	0.12%
NPLs as a % of total loans	0.92	0.90	0.88	0.86	0.95
NPAs as a % of total assets	0.67	0.67	0.60	0.62	0.68
Allowance for loan losses as a % of NPLs	45.0	49.3	56.7	58.1	54.3
Allowance for loan losses as a % of total loans	0.42	0.44	0.50	0.50	0.51
Special mention loans	$119,718	$88,472	$113,180	$128,054	$118,940
Substandard loans	251,840	280,358	266,047	288,694	311,418
Doubtful loans	856	2,219	59	—	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2019			June 30, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$6,568,136	$88,908	5.49%	$7,203,215	$97,260	5.42%
Commercial real estate (includes multi-family)	9,385,420	114,855	4.96	9,486,333	115,759	4.89
Acquisition, development and construction	284,299	4,341	6.19	307,290	4,664	6.09
Commercial loans	16,237,855	208,104	5.20	16,996,838	217,683	5.14
Consumer loans	295,428	4,096	5.62	280,098	4,013	5.75
Residential mortgage loans	3,878,991	48,095	4.96	2,635,903	36,587	5.55
Total gross loans [1]	20,412,274	260,295	5.17	19,912,839	258,283	5.20
Securities taxable	3,833,690	27,847	2.95	3,453,858	24,632	2.86
Securities non-taxable	2,501,004	18,806	3.01	2,429,411	18,257	3.01
Interest earning deposits	331,954	1,501	1.83	289,208	1,295	1.80
FHLB and Federal Reserve Bank Stock	335,302	4,900	5.93	291,737	3,824	5.26
Total securities and other earning assets	7,001,950	53,054	3.07	6,464,214	48,008	2.98
Total interest earning assets	27,414,224	313,349	4.64	26,377,053	306,291	4.66
Non-interest earning assets	3,328,719			3,289,898
Total assets	$30,742,943			$29,666,951
Interest bearing liabilities:
Demand and savings [2] deposits	$6,794,513	$13,427	0.80%	$6,847,428	$13,767	0.81%
Money market deposits	7,776,501	22,616	1.18	7,538,890	23,020	1.22
Certificates of deposit	2,497,723	9,952	1.62	2,544,554	11,342	1.79
Total interest bearing deposits	17,068,737	45,995	1.09	16,930,872	48,129	1.14
Senior notes	179,439	1,412	3.15	173,901	1,365	3.14
Other borrowings	4,113,770	24,132	2.38	3,197,738	18,768	2.35
Subordinated notes	172,963	2,355	5.45	173,022	2,356	5.45
Total borrowings	4,466,172	27,899	2.53	3,544,661	22,489	2.54
Total interest bearing liabilities	21,534,909	73,894	1.39	20,475,533	70,618	1.38
Non-interest bearing deposits	4,247,389			4,218,000
Other non-interest bearing liabilities	545,196			549,508
Total liabilities	26,327,494			25,243,041
Stockholders’ equity	4,415,449			4,423,910
Total liabilities and stockholders’ equity	$30,742,943			$29,666,951
Net interest rate spread [3]			3.25%			3.28%
Net interest earning assets [4]	$5,879,315			$5,901,520
Net interest margin - tax equivalent		239,455	3.54%		235,673	3.58%
Less tax equivalent adjustment		(3,949)			(3,834)
Net interest income		235,506			231,839
Accretion income on acquired loans		25,580			23,745
Tax equivalent net interest margin excluding accretion income on acquired loans		$213,875	3.16%		$211,928	3.22%
Ratio of interest earning assets to interest bearing liabilities	127.3%			128.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2018			June 30, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$5,846,588	$78,004	5.35%	$7,203,215	$97,260	5.42%
Commercial real estate (includes multi-family)	9,100,098	107,930	4.76	9,486,333	115,759	4.89
Acquisition, development and construction	247,500	3,430	5.56	307,290	4,664	6.09
Commercial loans	15,194,186	189,364	5.00	16,996,838	217,683	5.14
Consumer loans	344,183	5,114	5.96	280,098	4,013	5.75
Residential mortgage loans	4,801,595	59,775	4.98	2,635,903	36,587	5.55
Total gross loans [1]	20,339,964	254,253	5.01	19,912,839	258,283	5.20
Securities taxable	4,130,949	29,031	2.82	3,453,858	24,632	2.86
Securities non-taxable	2,620,579	19,497	2.98	2,429,411	18,257	3.01
Interest earning deposits	292,862	784	1.07	289,208	1,295	1.80
FHLB and Federal Reserve Bank stock	373,026	5,435	5.84	291,737	3,824	5.26
Total securities and other earning assets	7,417,416	54,747	2.96	6,464,214	48,008	2.98
Total interest earning assets	27,757,380	309,000	4.47	26,377,053	306,291	4.66
Non-interest earning assets	3,237,524			3,289,898
Total assets	$30,994,904			$29,666,951
Interest bearing liabilities:
Demand and savings [2] deposits	$6,941,727	$8,400	0.49	$6,847,428	$13,767	0.81
Money market deposits	7,337,904	12,869	0.70	7,538,890	23,020	1.22
Certificates of deposit	2,528,355	7,195	1.14	2,544,554	11,342	1.79
Total interest bearing deposits	16,807,986	28,464	0.68	16,930,872	48,129	1.14
Senior notes	278,128	2,787	4.01	173,901	1,365	3.14
Other borrowings	4,981,663	25,086	2.02	3,197,738	18,768	2.35
Subordinated notes	172,791	2,353	5.45	173,022	2,356	5.45
Total borrowings	5,432,582	30,226	2.23	3,544,661	22,489	2.54
Total interest bearing liabilities	22,240,568	58,690	1.06	20,475,533	70,618	1.38
Non-interest bearing deposits	3,960,683			4,218,000
Other non-interest bearing liabilities	487,725			549,508
Total liabilities	26,688,976			25,243,041
Stockholders’ equity	4,305,928			4,423,910
Total liabilities and stockholders’ equity	$30,994,904			$29,666,951
Net interest rate spread [3]			3.41%			3.28%
Net interest earning assets [4]	$5,516,812			$5,901,520
Net interest margin - tax equivalent		250,310	3.62%		235,673	3.58%
Less tax equivalent adjustment		(4,094)			(3,834)
Net interest income		246,216			231,839
Accretion income on acquired loans		28,010			23,745
Tax equivalent net interest margin excluding accretion income on acquired loans		$222,300	3.21%		$211,928	3.22%
Ratio of interest earning assets to interest bearing liabilities	124.8%			128.8%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of or for the Quarter Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$31,463,077	$31,261,265	$31,383,307	$29,956,607	$30,237,545
Goodwill and other intangibles	(1,754,418)	(1,745,181)	(1,742,578)	(1,782,533)	(1,777,748)
Tangible assets	29,708,659	29,516,084	29,640,729	28,174,074	28,459,797
Stockholders’ equity	4,352,735	4,438,303	4,428,853	4,419,223	4,459,158
Preferred stock	(138,828)	(138,627)	(138,423)	(138,218)	(138,011)
Goodwill and other intangibles	(1,754,418)	(1,745,181)	(1,742,578)	(1,782,533)	(1,777,748)
Tangible common stockholders’ equity	2,459,489	2,554,495	2,547,852	2,498,472	2,543,399
Common stock outstanding at period end	225,470,254	225,446,089	216,227,852	209,560,824	205,187,243
Common stockholders’ equity as a % of total assets	13.39%	13.75%	13.67%	14.29%	14.29%
Book value per common share	$18.69	$19.07	$19.84	$20.43	$21.06
Tangible common equity as a % of tangible assets	8.28%	8.65%	8.60%	8.87%	8.94%
Tangible book value per common share	$10.91	$11.33	$11.78	$11.92	$12.40

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$4,305,928	$4,397,823	$4,426,118	$4,415,449	$4,423,910
Average preferred stock	(138,958)	(138,692)	(138,523)	(138,348)	(138,142)
Average goodwill and other intangibles	(1,757,296)	(1,752,933)	(1,745,339)	(1,756,506)	(1,780,885)
Average tangible common stockholders’ equity	2,409,674	2,506,198	2,542,256	2,520,595	2,504,883
Net income available to common	112,245	117,657	112,501	99,448	94,473
Net income, if annualized	450,213	466,791	446,335	403,317	378,930
Reported return on avg tangible common equity	18.68%	18.63%	17.56%	16.00%	15.13%
Adjusted net income (see reconciliation on page 19)	$112,868	$114,273	$116,458	$105,902	$105,124
Annualized adjusted net income	452,712	453,366	462,034	429,492	421,651
Adjusted return on average tangible common equity	18.79%	18.09%	18.17%	17.04%	16.83%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$30,994,904	$31,036,026	$30,925,281	$30,742,943	$29,666,951
Average goodwill and other intangibles	(1,757,296)	(1,752,933)	(1,745,339)	(1,756,506)	(1,780,885)
Average tangible assets	29,237,608	29,283,093	29,179,942	28,986,437	27,886,066
Net income available to common	112,245	117,657	112,501	99,448	94,473
Net income, if annualized	450,213	466,791	446,335	403,317	378,930
Reported return on average tangible assets	1.54%	1.59%	1.53%	1.39%	1.36%
Adjusted net income (see reconciliation on page 19)	$112,868	$114,273	$116,458	$105,902	$105,124
Annualized adjusted net income	452,712	453,366	462,034	429,492	421,651
Adjusted return on average tangible assets	1.55%	1.55%	1.58%	1.48%	1.51%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of and for the Quarter Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$246,216	$243,949	$242,871	$235,506	$231,839
Non-interest income	37,868	24,145	22,475	19,597	27,058
Total revenue	284,084	268,094	265,346	255,103	258,897
Tax equivalent adjustment on securities	4,094	4,052	4,015	3,949	3,834
Net loss on sale of securities	425	56	4,886	13,184	528
Net (gain) on sale of fixed assets	(11,797)	—	—	—	—
Net (gain) on sale of residential mtg loans	—	—	—	(8,313)	—
Adjusted total revenue	276,806	272,202	274,247	263,923	263,259
Non-interest expense	124,928	111,773	109,921	114,992	126,940
Charge for asset write-downs, systems integration, retention and severance	(13,132)	—	—	(3,344)	—
Impairment related to financial centers and real estate consolidation strategy	—	—	—	—	(14,398)
Gain on extinguishment of borrowings	—	—	172	46	—
Amortization of intangible assets	(5,865)	(5,865)	(5,865)	(4,826)	(4,785)
Adjusted non-interest expense	105,931	105,908	104,228	106,868	107,757
Reported operating efficiency ratio	44.0%	41.7%	41.4%	45.1%	49.0%
Adjusted operating efficiency ratio	38.3	38.9	38.0	40.5	40.9

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[5]:

Income before income tax expense	$146,156	$146,821	$144,925	$129,911	$120,457
Income tax expense	31,915	27,171	30,434	28,474	23,997
Net income (GAAP)	114,241	119,650	114,491	101,437	96,460
Adjustments:
Net loss on sale of securities	425	56	4,886	13,184	528
Net (gain) on sale of fixed assets	(11,797)	—	—	—	—
Net (gain) on sale of residential mtg loans	—	—	—	(8,313)	—
(Gain) on extinguishment of debt	—	—	(172)	(46)	—
Impairment related to financial centers and real estate consolidation strategy	—	—	—	—	14,398
Charge for asset write-downs, systems integration, retention and severance	13,132	—	—	3,344	—
Amortization of non-compete agreements and acquired customer list intangible assets	295	295	295	242	200
Total pre-tax adjustments	2,055	351	5,009	8,411	15,126
Adjusted pre-tax income	148,211	147,172	149,934	138,322	135,583
Adjusted income tax expense	33,347	30,906	31,486	30,431	28,472
Adjusted net income (non-GAAP)	114,864	116,266	118,448	107,891	107,111
Preferred stock dividend	1,996	1,993	1,990	1,989	1,987
Adjusted net income available to common stockholders (non-GAAP)	$112,868	$114,273	$116,458	$105,902	$105,124

Weighted average diluted shares	225,621,856	225,622,895	222,769,369	213,505,842	207,376,239
Reported diluted EPS (GAAP)	$0.50	$0.52	$0.51	$0.47	$0.46
Adjusted diluted EPS (non-GAAP)	0.50	0.51	0.52	0.50	0.51

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	For the Six Months Ended June 30,
	2018	2019
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$274,484	$250,368
Income tax expense	61,371	52,471
Net income (GAAP)	213,113	197,897

Adjustments:
Net loss on sale of securities	5,846	13,712
Net (gain) on sale of fixed assets	(11,797)	—
Net (gain) on sale or residential mortgage loans	—	(8,313)
Impairment related to financial centers and real estate consolidation strategy	—	14,398
Charge for asset write-downs, systems integration, retention and severance	13,132	3,344
(Gain) on extinguishment of borrowings	—	(46)
Amortization of non-compete agreements and acquired customer list intangible assets	589	441
Total pre-tax adjustments	7,770	23,536
Adjusted pre-tax income	282,254	273,904
Adjusted income tax expense	63,508	57,520
Adjusted net income (non-GAAP)	$218,746	$216,384
Preferred stock dividend	3,995	3,976
Adjusted net income available to common stockholders (non-GAAP)	$214,751	$212,408

Weighted average diluted shares	225,444,579	210,419,425
Diluted EPS as reported (GAAP)	$0.93	$0.92
Adjusted diluted EPS (non-GAAP)	0.95	1.01

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Six Months Ended June 30,
	2018	2019
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$4,275,097	$4,419,703
Average preferred stock	(139,054)	(138,245)
Average goodwill and other intangibles	(1,744,197)	(1,768,763)
Average tangible common stockholders’ equity	2,391,846	2,512,695
Net income available to common stockholders	$209,118	$193,921
Net income available to common stockholders, if annualized	421,702	391,056
Reported return on average tangible common equity	17.63%	15.56%
Adjusted net income available to common stockholders (see reconciliation on page #SectionPage#)	$214,751	$212,408
Adjusted net income available to common stockholders, if annualized	433,061	428,337
Adjusted return on average tangible common equity	18.11%	17.05%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$30,509,306	$30,201,974
Average goodwill and other intangibles	(1,744,197)	(1,768,763)
Average tangible assets	28,765,109	28,433,211
Net income available to common stockholders	209,118	193,921
Net income available to common stockholders, if annualized	421,702	391,056
Reported return on average tangible assets	1.47%	1.38%
Adjusted net income available to common stockholders (see reconciliation on page 20)	$214,751	$212,408
Adjusted net income available to common stockholders, if annualized	433,061	428,337
Adjusted return on average tangible assets	1.51%	1.51%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$480,584	$467,345
Non-interest income	56,575	46,655
Total revenues	537,159	514,000
Tax equivalent adjustment on securities	8,165	7,781
Net loss on sale of securities	5,846	13,712
Net loss (gain) on sale of fixed assets	(11,797)	—
(Gain) on extinguishment of debt	—	(8,313)
Adjusted total net revenue	539,373	527,180
Non-interest expense	236,675	241,932
Charge for asset write-downs, retention and severance	(13,132)	(3,344)
Impairment related to financial centers and real estate consolidation strategy	—	(14,398)
Gain on extinguishment of borrowings	—	46
Amortization of intangible assets	(11,917)	(9,611)
Adjusted non-interest expense	$211,626	$214,625
Reported operating efficiency ratio	44.1%	47.1%
Adjusted operating efficiency ratio	39.2%	40.7%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.